UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bioanalytical Systems, Inc. (the "Company") previously announced that A. Charlene Sullivan, Ph.D. was elected to the Company's Board of Directors ("Board"), among other matters reported by the Company on its Form 8-K dated January 26, 2010. At the time of filing such Form 8-K, the Board committee to which Dr. Sullivan would be named had not yet been determined and approved by the Board. The Company is filing this Form 8-K/A to report the Board committee assignment for Dr. Sullivan.  All other information set forth in the Company's Form 8-K filed on January 26, 2010 remains unchanged.

On May 12, 2010, the Board appointed Dr. Sullivan to serve on the Board's Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: May 13, 2010	By:	/s/ MICHAEL R. COX
Michael R. Cox Vice President, Finance and Administration,
Chief Financial Officer and Treasurer